TEFMD

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$5,202
Class B	$137
Class C	$487
Class F-1	$372
Class F-2	$194
Total	$6,392

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2714
Class B	$0.2147
Class C	$0.2111
Class F-1	$0.2647
Class F-2	$0.2839

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	19,522
Class B	576
Class C	2,488
Class F-1	1,400
Class F-2	768
Total	24,754

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$15.43
Class B	$15.43
Class C	$15.43
Class F-1	$15.43
Class F-2	$15.43

TEFVA

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$6,450
Class B	$122
Class C	$471
Class F-1	$555
Class F-2	$213
Total	$7,811

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2921
Class B	$0.2319
Class C	$0.2278
Class F-1	$0.2858
Class F-2	$0.3044

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	22,710
Class B	478
Class C	2,186
Class F-1	2,039
Class F-2	732
Total	28,145

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$16.32
Class B	$16.32
Class C	$16.32
Class F-1	$16.32
Class F-2	$16.32